Exhibit 99.1

[GRAPHIC]                                        INTEGRITY
FNB CORP.                                           Financial Corp.

                 FNB Corp. and Integrity Financial Corporation
                             Shareholders Approve Merger

For Immediate Release
March 15, 2006

     Asheboro, N.C. - Michael C. Miller, Chairman, President and Chief Executive Officer of FNB Corp. (FNB) (NASDAQ: FNBN) and W. Alex Hall, Jr., President and Chief Executive Officer of Integrity Financial Corporation (Integrity) (NASDAQ:
IFCB) today announced the approval of FNB Corp. shareholders and Integrity Financial Corporation shareholders to complete the merger of Integrity into FNB. Pending receipt of regulatory approval, the transaction is expected to close in April. FNB will be known as FNB United Corp. following the merger.

     "We are pleased by the decision of our shareholders to welcome the Integrity franchise into the FNB family," commented Miller. "We believe that joining forces will enable us to grow within some of the greatest markets North Carolina offers, and we're glad that our shareholders agree."

     "We are equally excited by the strong show of support of our shareholders," added Hall. "First National is one of the strongest community banks in North Carolina, and we share a common vision with regard to community banking and customer service."

     Integrity shareholders met this morning at the Park Inn Gateway Conference Center in Hickory, North Carolina, followed by an afternoon meeting of FNB shareholders at the AVS Banquet Centre in Asheboro, North Carolina. Approximately 99% of the votes cast at the Integrity meeting and 98% of the votes cast at the FNB meeting approved the merger of Integrity into FNB. Additionally, FNB Corp. shareholders voted to increase the number of authorized shares of FNB common stock from 10 million to 50 million.

     The merger of Integrity with and into FNB will result in a $1.8 billion bank holding company with 41 community offices in 17 counties extending from the Central and Southern Piedmont and Sandhills to the Foothills and Mountains of Western North Carolina.

     FNB Corp. is the central North Carolina-based bank holding company for First National Bank and Trust Company and Dover Mortgage Company. Opened in
1907,  First  National  (MyYesBank.com)  operates  25  community  YES!  Banks in
Archdale, Asheboro, Biscoe, Burlington, China Grove, Ellerbe, Graham, Greensboro, Hillsborough, Kannapolis, Laurinburg, Pinehurst, Ramseur, Randleman, Rockingham, Salisbury, Seagrove, Siler City, Southern Pines and Trinity. Dover Mortgage Company (dovermortgage.com) operates 10 mortgage production offices in Carolina Beach, Charlotte, Goldsboro, Greensboro, Greenville, Lake Norman, Leland, Raleigh, Waxhaw and Wilmington. Through its subsidiaries, FNB Corp.
offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services. The Federal Deposit Insurance Corporation insures deposits up to applicable limits.

     Integrity Financial Corporation (integrityfinancialcorp.com) is the parent company of First Gaston Bank, including its divisions, Catawba Valley Bank and Northwestern Bank. Catawba Valley Bank began operations in 1995 and operates 12 community offices in Hickory, Mooresville, Newton and Statesville. Northwestern Bank of Wilkesboro began operations in 1992, operating community offices in Boone, Millers Creek, Taylorsville, Wilkesboro and West Jefferson. First Gaston Bank commenced operations in 1995 and operates five community offices in Belmont, Dallas, Gastonia, Mt. Holly and Stanley.

     FNB stock is traded on the NASDAQ National Market under the symbol FNBN. Market makers are Scott & Stringfellow, Keefe, Bruyette & Woods, Goldman Sachs, FIG Partners, Ferris Baker Watts, Knight Securities, Ryan Beck & Company, Sandler O'Neill & Partners, Morgan Keegan & Company, Howe Barnes Investments and Stern Agee and Leach. Integrity stock is traded on the NASDAQ SmallCap Market under the symbol IFCB. Market makers are Wachovia Securities, Scott & Stringfellow, Stern, Agee & Leach, Ryan Beck & Company and Anderson & Strudwick.

     This news release contains forward-looking statements, including estimates of future operating results and other forward-looking financial information for FNB and Integrity. These estimates constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve various risks and uncertainties. Actual results may differ materially due to such factors as: (1) expected cost savings from the mergers not materializing within the expected time frame; (2) revenues following the mergers not meeting expectations; (3) competitive pressures among financial institutions increasing significantly; (4) costs or difficulties related to the integration of the businesses of FNB and Integrity being greater than anticipated; (5) general economic conditions being less favorable than anticipated; and (6) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged. FNB does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.
                                        * * *

For more information, contact:
FNB Corp.                                   Integrity Financial Corporation
Michael C. Miller, Chairman and President   W. Alex Hall, Jr., President and CEO
336.626.8300                                704.865.4202